SCHEDULE 14A INFORMATION
                               (Rule 14a-101)
                   INFORMATION REQUIRED IN PROXY STATEMENT
                          SCHEDULE 14A INFORMATION
         Proxy Statement Pursuant to Section 14(a) of the Securities
                  Exchange Act of 1934 (Amendment No. ___)
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                         MASSACHUSETTS FINCORP, INC.
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              (Name of Registrant as Specified in Its Charter)

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  (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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PRESS RELEASE

From:               Massachusetts Fincorp, Inc.
Contact:            Paul C. Green
                    President and Chief Executive Officer
Corporate Office:   70 Quincy Avenue
                    Quincy, Massachusetts  02169
Telephone:          (617) 769-1100

FOR IMMEDIATE RELEASE:

                    MASSACHUSETTS FINCORP, INC. ANNOUNCES
                           DELAY OF ANNUAL MEETING

      Quincy, Massachusetts, May 1, 2002 - Massachusetts Fincorp, Inc. announced today that it was rescheduling the date of its Annual Meeting from May 29, 2002 to a date to be determined. On April 10, 2002, the Company announced that it had entered into an Agreement and Plan of Merger with Abington Bancorp, Inc. The Company has delayed the date of its Annual Meeting so as to permit stockholders to consider the approval of the Agreement and Plan of Merger at that meeting. The Company anticipates that such meeting will occur in August or September, 2002.

      Massachusetts Fincorp, Inc. is a publicly-owned savings and loan holding company and the parent corporation of the Massachusetts Co-operative Bank, a Massachusetts stock co-operative bank offering traditional financial products and services. Massachusetts Co-operative Bank conducts business through its headquarters located at 70 Quincy Avenue, Quincy, MA 02169, and its offices located in Boston and East Milton.

      Massachusetts Fincorp, Inc. and Abington Bancorp, Inc. will be filing relevant documents concerning the merger with the Securities and Exchange Commission, including a Registration Statement on Form S-4 containing a prospectus/joint proxy statement. WE URGE INVESTORS TO READ THESE DOCUMENTS WHEN THEY BECOME AVAILABLE BECAUSE THEY CONTAIN IMPORTANT INFORMATION. Investors will be able to obtain these documents free of charge from the SEC's website, www.sec.gov when they are filed. In addition, documents filed by Massachusetts Fincorp, Inc. will be available free of charge from the Corporate Secretary (Renee Czajkowski, 70 Quincy Avenue, Quincy, MA 02169, telephone number (617) 769-1100). The Directors and Executive Officers of Massachusetts Fincorp, Inc. and Abington Bancorp, Inc. may be deemed to be participants in the solicitation to approve the merger. Information about the Directors and Executive Officers of Massachusetts Fincorp and ownership of Massachusetts Fincorp common stock is set forth in Massachusetts Fincorp's Form 10-KSB/A as filed with the SEC on April 30, 2002. Information about the Directors and Executive Officers of Abington Bancorp and ownership of Abington Bancorp common stock is set forth in Abington Bancorp's Form 10-K/A as filed with the SEC on April 30, 2002. Additional information about the interests of those participants may be obtained from reading the definitive prospectus/joint proxy statement regarding the proposed merger when it becomes available. MASSACHUSETTS FINCORP AND ABINGTON BANCORP SHAREHOLDERS SHOULD READ THE PROSPECTUS/JOINT PROXY STATEMENT AND OTHER DOCUMENTS TO BE FILED WITH THE SEC CAREFULLY BEFORE MAKING A DECISION CONCERNING THE MERGER.